Important Shareholder Notice

     Our records indicate that you have not voted yet by returning the proxy ballot recently mailed to you. Because of low shareholder participation, we have had to adjourn the meeting originally scheduled for June 20, 1994 until August 1, 1994.

     We urge you to take a moment to cast your vote now. To do this, kindly mark, sign and date the enclosed proxy ballot and return it in the accompanying postage-paid envelope.

     Remailing ballots again can be expensive for your Fund, so please help us avoid any additional costs by returning your proxy ballot today.

Thank you.